EXHIBIT 99.1

For Immediate Release

Contact:    Willing L. Biddle, CEO or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc. Reports Operating Results for the Second Quarter and First Half of Fiscal 2016

Greenwich, Connecticut, June 7, 2016 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today reported its operating results for the three and six month periods ended April 30, 2016.

Diluted Funds from Operations (FFO) for the quarter ended April 30, 2016 was $10,752,000 or $0.31 per Class A Common share and $0.28 per Common share, compared to $9,549,000 or $0.28 per Class A Common share and $0.25 per Common share in last year's second quarter.   For the first six months of fiscal 2016, diluted FFO amounted to $19,428,000 or $0.57 per Class A Common share and $0.51 per Common share, compared to $17,629,000 or $0.52 per Class A Common share and $0.46 per Common share in the corresponding period of fiscal 2015.  The FFO amounts above include significant non-recurring items in fiscal 2015.  In an effort to assist investors in analyzing changes to FFO, the company has included a second FFO reconciliation table at the end of this report which explains the effect of these non-recurring items on the company's Diluted FFO.  After removing these non-recurring items from both the three and six-month periods of fiscal 2016 and 2015, the company's adjusted Diluted FFO for the three month period ended April 30, 2016 was $10,801,000 or $0.32 per diluted Class A Common share and $0.28 per diluted Common share, compared to $9,727,000 or $0.29 per diluted Class A Common share and $0.25 per diluted Common share in last year's second quarter.  Our adjusted FFO for the six month period ended April 30, 2016 was $19,557,000 or $0.57 per diluted Class A Common share and $0.51 per diluted Common share, compared to $19,843,000 or $0.58 per diluted Class A Common share and $0.52 per diluted Common share in the first six months of fiscal 2015.

Net income attributable to Class A Common and Common stockholders for the second quarter of fiscal 2016 was $4,769,000 or $0.14 per diluted Class A Common share and $0.12 per diluted Common share, compared to $3,677,000 or $0.11 per diluted Class A Common share and $0.10 per diluted Common share in last year's second quarter.  Net income attributable to Class A Common and Common stockholders for the first six months of fiscal 2016 was $7,646,000 or $0.22 per diluted Class A Common share and $0.20 per diluted Common share, compared to $5,794,000 or $0.17 per diluted Class A Common share and $0.15 per diluted Common share in the first six months of fiscal 2015.

The per share amounts for both FFO and net income for the six months ended April 30, 2016 and 2015 include one-time property acquisition costs of $129,000 and $1.9 million, respectively. The first quarter fiscal 2015 acquisition costs of $1.8 million were incurred when the company purchased four retail properties in New Jersey in December 2014 (fiscal 2015) for $124.6 million.  In addition, the per share amounts for both FFO and net income in fiscal 2015 were reduced by $268,000 in preferred stock dividends as a result of issuing the Series G preferred stock a month before the redemption of the company's Series D preferred stock could take place.
At April 30, 2016, the company's consolidated properties were 94.43% leased (versus 95.79% at the end of fiscal 2015) and 93.74% occupied (versus 94.97% at the end of fiscal 2015). The drop in the company's leased rate in the first half of fiscal 2016 when compared to the end of fiscal 2015 was predominantly related to the A&P bankruptcy. During the first quarter of fiscal 2016, three of nine spaces that A&P previously occupied became vacant. Those spaces totaled 130,000 square feet, or about 3.3% of the square footage of the company's consolidated properties. Six of the company's nine former A&P leases have been assumed by new operators. Of the three A&P spaces the company received back, two have since been re-leased. The company leased the former A&P spaces in Bloomfield and Wayne, NJ to local grocery store operators subsequent to January 31, 2016. The space in Wayne was leased for 20 years at an initial base rental rate $2 per square foot higher than the base rent under the former A&P lease and the Bloomfield location was leased for 20 years at an initial base rental rate $8.50 per square foot higher than the base rent under the former A&P lease. Both leases are net leases, and the new tenants pay additional rent for their share of CAM and real estate taxes.  The company is marketing the remaining Pompton Lakes location for lease.
Both the percentage of property leased and the percentage of property occupied exclude the company's unconsolidated joint ventures and the company's White Plains property. In November, 2014, the company obtained a zoning change from the City of White Plains to convert this property to a higher and better use.  The property is in contract to be sold and the Company plans on completing the sale later in fiscal 2016.  At April 30, 2016, the company had equity interests in seven unconsolidated joint ventures (749,000 square feet), which were 98.3% leased (98.1% at October 31, 2015).
Commenting on the quarter's operating results, Willing L. Biddle, President and CEO of UBP, said "A key concern of the company over the last few months has been a satisfactory resolution for each of the company's nine locations previously leased to A&P, one of the company's largest tenants, which filed for bankruptcy protection in July 2015.  We came through the A&P bankruptcy as well as we could have hoped, as six of the nine former A&P spaces in our portfolio were assumed by two well-known supermarket operators as part of the bankruptcy process, and two of the nine spaces were purchased by the company from A&P and subsequently re-leased to new supermarket operators at higher rents than the pre-existing A&P rents.  One former A&P space is vacant and is being marketed to supermarket tenants.  We also have concluded additional significant leasing at two other centers that had large vacancies.  At our Kinnelon, NJ property, we built a new 24,000 square foot space for Marshall's, and at our Fairfield, CT center, we leased a former 20,500 square foot OfficeMax space to DSW.  Both of these new leases will have a positive effect on our earnings for the remainder of fiscal 2016 and into the future.  Finally, we also cleared the last obstacle to closing our sale of the Westchester Pavilion property in White Plains, NY by moving the last tenant to its new location in a nearby property.  We plan on closing the Pavilion sale later in fiscal 2016."

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 73 properties containing approximately 4.9 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 185 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 22 consecutive years.
Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Six Months and Three Months Ended April 30, 2016 and 2015
 (in thousands, except per share data)

	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2016	2015	2016	2015

Revenues
Base rents	$41,570	$42,186	$21,498	$21,175
Recoveries from tenants	12,865	15,648	6,493	8,502
Lease termination income	332	44	290	-
Other income	1,850	678	885	373
Total Revenues	56,617	58,556	29,166	30,050

Expenses
Property operating	9,740	12,039	4,973	6,953
Property taxes	9,148	9,036	4,525	4,574
Depreciation and amortization	11,347	11,293	5,659	5,767
General and administrative	4,753	4,279	2,291	2,011
Provision for tenant credit losses	608	526	369	183
Acquisition costs	129	1,946	49	178
Directors' fees and expenses	165	191	82	77
Total Operating Expenses	35,890	39,310	17,948	19,743

Operating Income	20,727	19,246	11,218	10,307

Non-Operating Income (Expense):
Interest expense	(6,520)	(6,694)	(3,249)	(3,430)
Equity in net income from unconsolidated joint ventures	921	947	537	473
Interest, dividends and other investment income	100	143	50	128
Net Income	15,228	13,642	8,556	7,478

Noncontrolling interests:
Net income attributable to noncontrolling interests	(442)	(384)	(217)	(231)
Net income attributable to Urstadt Biddle Properties Inc.	14,786	13,258	8,339	7,247
Preferred stock dividends	(7,140)	(7,464)	(3,570)	(3,570)

Net Income Applicable to Common and Class A Common Stockholders	$7,646	$5,794	$4,769	$3,677

Diluted Earnings Per Share:
Per Common Share:	$.20	$.15	$.12	$.10
Per Class A Common Share:	$.22	$.17	$.14	$.11

Weighted Average Shares Outstanding (Diluted):
Common	8,821	8,677	8,906	8,751
Class A Common	26,224	26,324	26,274	26,396

Results of Operations

The following information summarizes the Company's results of operations for the six month and three month periods ended April 30, 2016 and 2015 (amounts in thousands):

	Six Months Ended April 30,				Change Attributable to:
Revenues	2016	2015	Increase (decrease)	% Change	Property Acquisitions/Sales		Properties Held In Both Periods (Note 1)
Base rents	$41,570	$42,186	$(616)	(1.5%)	$(933)		$317
Recoveries from tenants	12,865	15,648	(2,783)	(17.8%)	(464)		(2,319)
Other income	1,850	678	1,172	172.9%	25		1,147

Operating Expenses
Property operating expenses	9,740	12,039	(2,299)	(19.1%)	(601)		(1,698)
Property taxes	9,148	9,036	112	1.2%	(48)		160
Depreciation and amortization	11,347	11,293	54	0.5%	(282)		336
General and administrative expenses	4,753	4,279	474	11.1%	n/	a	n/	a

Other Income/Expenses
Interest expense	6,520	6,694	(174)	(2.6%)	270		(444)
Interest, dividends and other investment income	101	143	(42)	(29.4%)	n/	a	n/	a

Note 1 – Properties held in both periods include only properties owned for the entire periods of 2015 and 2016.  All other properties are included in the property acquisition/sales column.  There are no properties excluded from the analysis.

	Three Months Ended April 30,				Change Attributable to:
Revenues	2016	2015	Increase (decrease)	% Change	Property Acquisitions/Sales		Properties Held In Both Periods (Note 2)
Base rents	$21,498	$21,175	$323	1.5%	$(1,142)		$1,465
Recoveries from tenants	6,493	8,502	(2,009)	(23.6%)	(571)		(1,438)
Other income	885	373	512	137.3%	(1)		513

Operating Expenses
Property operating expenses	4,973	6,953	(1,980)	(28.5%)	(565)		(1,415)
Property taxes	4,525	4,574	(49)	(1.1%)	(122)		73
Depreciation and amortization	5,659	5,767	(108)	(1.9%)	(181)		73
General and administrative expenses	2,291	2,011	280	13.9%	n/	a	n/	a

Other Income/Expenses
Interest expense	3,249	3,430	(181)	(5.3%)	(12)		(169)
Interest, dividends and other investment income	50	128	(78)	(60.9%)	n/	a	n/	a

Note 2 – Properties held in both periods include only properties owned for the entire periods of 2015 and 2016.  All other properties are included in the property acquisition/sales column.  There are no properties excluded from the analysis.

The change in base rentals and the changes in other income statement line items were attributable to:

Property Acquisitions/Sales:

In fiscal 2015, the Company purchased equity interests in six properties totaling approximately 409,000 square feet of GLA and sold two properties totaling approximately 298,000 square feet.  These properties accounted for all of the revenue and expense changes attributable to property acquisitions and sales in the six and three month periods ended April 30, 2016 when compared with corresponding periods of 2015.

Properties Held in Both Periods:

Revenues
Base rents increased during the six month and three month periods ended April 30, 2016 by $317,000 and $1.5 million, respectively, when compared with the corresponding prior period primarily as the result of new leases entered into at several properties owned in both periods and for the two new leases entered into in the second quarter of fiscal 2016 at spaces formerly occupied by A&P at a higher base rent per square foot than the former A&P lease.  In addition, the Company recorded $743,000 of base rental income in the second quarter of fiscal 2016 related to the recognition of deferred rent in connection with a lease termination with the final tenant occupying space in the Company's Westchester Pavilion property.  At the inception of the lease the tenant made a nonrefundable cash payment to the Company representing prepaid rent that was to be earned over the life of the tenants lease.  The lease was terminated in April 2016 and the remaining deferred rent was recorded as rental income.

In the first six months of fiscal 2016, the Company leased or renewed 239,000 square feet (or approximately 6.1% of total consolidated property leasable area).  At April 30, 2016, the Company's consolidated properties were approximately 94.4% leased (excluding Pavilion), a decrease of 1.4% from the end of fiscal 2015. Overall property occupancy decreased to 93.74% at April 30, 2016, up from 94.97% at the end of fiscal 2015.

In the six month and three month periods ended April 30, 2016, recoveries from tenants for properties owned in both periods (which represents reimbursements from tenants for operating expenses and property taxes) decreased by a net $2.3 million and $1.4 million,  respectively. This decrease was primarily a result of a decrease in the percentage of the portfolio that was leased, which causes the Company to bill and collect a lower percentage of operating costs from its tenants and included three former A&P spaces that were vacant for large portions of the first and second quarters of fiscal 2016.  This net decrease was accentuated by lower operating costs at these properties which reduces the amount of revenue billed to tenants for operating costs.  This operating expense decrease was predominantly the result of a decrease in snow removal costs.

Expenses
Property operating expenses for properties held in both periods decreased in the six month and three month periods ended April 30, 2016 when compared with the corresponding prior periods by $1.7 million and $1.4 million, respectively, as a result of a decrease in expenses relating to snow removal cost.

Real estate taxes for properties held in both periods increased in the six month and three month periods ended April 30, 2016 when compared with the corresponding prior periods as a result of normal increases in tax assessments.

Depreciation and amortization for properties held in both periods increased in the six month and three month periods ended April 30, 2016 when compared with the corresponding prior periods by $336,000 and $73,000, respectively, as a result of an increase in depreciation as a result of increased capital improvements and tenant related build-out costs at some of the Company's properties.

General and administrative expense increased in the six month and three month periods ended April 30, 2016 when compared with the corresponding prior periods by $474,000 and $280,000, respectively, as a result of increased compensation expense for increased staffing at the Company over the last three quarters of fiscal 2015 and the first quarter of fiscal 2016 and increased bonus compensation for our employees in fiscal 2016 when compared with fiscal 2015.

Interest expense for properties owned in the six month and three month periods ended April 30, 2016 decreased by $444,000 and $169,000, respectively, as a result of two mortgages that were paid off in the second half of fiscal 2015, causing a reduction in interest expense in the first half of fiscal 2016.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The Company considers FFO to be a meaningful additional measure of operating performance primarily because it excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the Company.  The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the Company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The Company defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

(Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Funds from Operations
Six Months and Three Months Ended April 30, 2016 and 2015
 (in thousands, except per share data)

	Six Months Ended April 30,		Three Months Ended April 30,
	2016	2015	2016	2015
Net Income Applicable to Common and Class A Common Stockholders	$7,646	$5,794	$4,769	$3,677

Real property depreciation	9,605	9,367	4,836	4,808
Amortization of tenant improvements and allowances	1,453	1,670	676	822
Amortization of deferred leasing costs	250	221	130	119
Depreciation and amortization on unconsolidated joint ventures	834	702	361	354
(Gain)/loss on sale of asset	(360)	(125)	(20)	(231)
Funds from Operations Applicable to Common and Class A Common Stockholders	$19,428	$17,629	$10,752	$9,549

Funds from Operations (Diluted) Per Share:
Common	$.51	$.46	$.28	$.25
Class A Common	$.57	$.52	$.31	$.28

The following table reconciles the company's net income available to Common and Class A Common Stockholders to Funds From Operations after removing excess preferred stock dividends and acquisition costs for the six months and three months ended April 30, 2016 (Note 1).

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Recurring Funds From Operations:	Six Months Ended April 30,		Three Months Ended April 30,
	2016	2015	2016	2015
Net Income Applicable to Common and Class A Common Stockholders	$7,646	$5,794	$4,769	$3,677
Add: Acquisition costs	129	1,946	49	178
Add: Excess preferred stock dividends (Note 1)	-	268	-	-
Net Income Applicable to Common and Class A Common Stockholders	7,775	8,008	4,818	3,855

Real property depreciation	9,605	9,367	4,836	4,808
Amortization of tenant improvements and allowances	1,453	1,670	676	822
Amortization of deferred leasing costs	250	221	130	119
Depreciation and amortization on unconsolidated joint ventures	834	702	361	354
(Gain)/loss on sale of asset	(360)	(125)	(20)	(231)
Funds from Operations Applicable to Common and Class A Common Stockholders	$19,557	$19,843	$10,801	$9,727

Funds from Operations (Diluted) Per Share:
Common	$.51	$.52	$.28	$.25
Class A Common	$.57	$.58	$.32	$.29

Note 1 – The Company sold preferred stock in October and November of 2014 for the principal purpose of redeeming its Series D preferred stock.  The company redeemed the Series D on November 21, 2014.  The company incurred excess preferred stock dividends of $268,000 in the first quarter of fiscal 2015 as a result of having the new series of preferred stock outstanding prior to being able to redeem the series D preferred stock.

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Second Quarter April 30, 2016
 (in thousands)

Balance Sheet Highlights
(in thousands)
	April 30,	October 31,
	2016	2015
	(Unaudited)
Assets
Cash and Cash Equivalents	$3,399	$6,623

Real Estate investments before accumulated depreciation	$951,223	$941,690

Investments in and advances to unconsolidated joint ventures	$38,894	$39,305

Total Assets	$862,243	$861,075

Liabilities
Revolving credit lines	$35,250	$22,750

Mortgage notes payable and other loans	$257,506	$260,457

Total Liabilities	$314,143	$304,342

Redeemable Noncontrolling Interests	$17,251	$15,955

Total Stockholders' Equity	$530,849	$540,778